UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2005

HARRIS & HARRIS GROUP, INC.

 (Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  111 West 57th Street
New York, New York 10019

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2005, the Board of Directors of Harris & Harris Group Inc. (the “Company”) authorized the Company to amend its Certificate of Incorporation pursuant to Section 803(b)(2) of the Business Corporation Law in order to change the post-office address to which the Secretary of State can mail a copy of any process against the Company, and to restate the Certificate of Incorporation to include all prior amendments to such certificate. The Restated Certificate of Incorporation became effective on September 27, 2005, when it was filed with the Secretary of State of the State of New York.

Item 9.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99	Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date: September 27, 2005	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Restated Certificate of Incorporation